                                                                  EXHIBIT 11.1

                               UNISYS CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994
                                  (UNAUDITED)
                         (Millions, except share data)
Primary Earnings Per Common Share                       1995          1994
                                                     -----------   -----------
Average Number of Outstanding Common Shares          171,184,699   170,689,839
Additional Shares Assuming Exercise of Stock Options     816,414     1,769,947
                                                     -----------   -----------
Average Number of Outstanding Common Shares and
   Common Share Equivalents                          172,001,113   172,459,786
                                                     ===========   ===========
Income From Continuing Operations Before
   Extraordinary Item                                     $ 39.7        $ 88.1
Dividends on Series A, B and C Preferred Stock            ( 90.1)       ( 90.1)
                                                          ------        ------
Primary Earnings on Common Shares Before Discontinued
   Operations and Extraordinary Item                      ( 50.4)        ( 2.0)
Income From Discontinued Operations                         12.5          72.4
Extraordinary Item                                                       ( 7.7)
                                                          ------        ------
Primary Earnings (Loss) on Common Shares                 $( 37.9)       $ 62.7
                                                          ======        ======
Primary Earnings (Loss) Per Common Share
   Continuing Operations                                  $( .29)       $( .02)
   Discontinued Operations                                   .07           .42
   Extraordinary Item                                                    ( .04)
                                                          ------        ------
   Total                                                  $( .22)         $.36
                                                          ======        ======

Fully Diluted Earnings Per Common Share

Average Number of Outstanding Common
   Shares and Common Share Equivalents               172,001,113   172,459,786
Additional Shares:
   Assuming Conversion of 8 1/4% Convertible Notes    33,697,387    33,698,698
   Attributable to Stock Options                          34,992       148,368
                                                     -----------   -----------
Common Shares Outstanding Assuming Full Dilution     205,733,492   206,306,852
                                                     ===========   ===========

Primary Earnings (Loss) on Common Shares Before
   Discontinued Operations and Extraordinary Item        $( 50.4)       $( 2.0)
Interest Expense on 8 1/4% Convertible Notes,
   Net of Applicable Tax                                    13.3          13.3
                                                          ------        ------
Fully Diluted Earnings (Loss) on Common Shares
   Before Discontinued Operations and
   Extraordinary Item                                     ( 37.1)         11.3
Income From Discontinued Operations                         12.5          72.4
Extraordinary Item                                                       ( 7.7)
                                                          ------        ------
Fully Diluted Earnings (Loss) on Common Shares           $( 24.6)        $76.0
                                                          ======        ======

Fully Diluted Earnings (Loss) per Common Share
   Continuing Operations                                  $( .18)        $ .06
   Discontinued Operations                                   .06           .35
   Extraordinary Item                                                    ( .04)
                                                          ------        ------
   Total                                                  $( .12)        $ .37
                                                          ======        ======

Earnings (Loss) Per Common Share As Reported

Primary
   Continuing Operations                                  $( .29)     $ ( .02)
   Discontinued Operations                                   .07          .42
   Extraordinary Item                                                   ( .04)
                                                          ------        ------
   Total                                                  $( .22)       $ .36
                                                          ======        ======

Fully Diluted
   Continuing Operations                                  $( .29)      $( .02)
   Discontinued Operations                                   .07          .42
   Extraordinary Item                                                   ( .04)
                                                          ------        ------
   Total                                                  $( .22)       $ .36
                                                          ======        ======